Exhibit 10.20
Execution Version

EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made by and between Kirkland’s, Inc., a Tennessee corporation (the “Company”) and Beyond, Inc., a Delaware corporation (the “Investor”) on behalf of themselves and their respective Affiliates (as defined below) (the Company and the Investor together, collectively, the “Parties”).
WHEREAS, contemporaneously herewith, the Company and the Investor entered into a subscription agreement (the “Subscription Agreement”) pursuant to which Investor agreed to purchase, and the Company agreed to issue to Investor, shares of common stock, no par value (the “Common Stock”), of the Company, subject to the terms and conditions therein, including obtaining Shareholder Approval (as defined in the Subscription Agreement, “Shareholder Approval”);
WHEREAS, as a condition to the entry into the Subscription Agreement by the Parties, the Parties have determined that it is in their respective best interests to come to an agreement with respect to the appointment by Investor of one or more nominees to the Company’s Board of Directors (the “Board”) and certain other matters, as provided in this Agreement; and
NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.Board Matters & Voting.
1.1Investor shall, subject to and effective immediately following Shareholder Approval and the issuance of the Common Stock pursuant to the Subscription Agreement (the “Effective Date”) have the right to designate (i) two (2) persons for appointment to the Board so long as the Investor continues to Beneficially Own (as defined below) in the aggregate at least twenty percent (20%) of the Company’s then outstanding Common Stock (subject to adjustment for reclassification and other equitable adjustments), or (ii) one (1) person for appointment to the Board so long as the Investor continues to Beneficially Own (as defined below) in the aggregate more than five percent (5%) of the Company’s then outstanding Common Stock (subject to adjustment for reclassification and other equitable adjustments) but less than the percentage specified above in clause (i), in each case, each of whom shall qualify as independent for NASDAQ listing purposes and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) (each, an “Appointee”); provided, however, for the avoidance of doubt, if the Investor ceases to Beneficially Own (as defined below) in the aggregate at least five percent (5%) of the Company’s then outstanding Common Stock (subject to adjustment for reclassification and other equitable adjustments), the right to designate an Appointee to the Board pursuant to this Agreement shall terminate. Promptly following the Effective Date, (i) two (2) existing directors of the Company shall resign from the Board, and (ii) the Company, the Board, and all applicable committees of the Board shall take all necessary actions, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board, to appoint the Appointees designated by the Investor as directors of the Company with a term expiring at the

Company’s next annual meeting of shareholders (the “Annual Meeting”). For the avoidance of doubt, in the event that the Investor’s holdings of such Common Stock drops below such minimum percentage described in this Section 1.1, the Investor will not regain the right to nominate an Appointee through the acquisition of other shares of Common Stock.
1.2If the Investor has the right to so nominate an Appointee in a given year, the Company shall, at the Annual Meeting during such year, nominate the Appointee(s) for election to the Board and use reasonable best efforts to cause the Appointee(s) to be elected to the Board; provided, however, that each Appointee shall qualify as independent for NASDAQ listing purposes and the applicable rules and regulations of the SEC, and shall be reasonably acceptable to the Company’s Governance and Nominating Committee, which approval shall not be unreasonably withheld, conditioned or delayed. If, following election to the Board, an Appointee resigns, is removed, is not re-elected or is otherwise unable to serve for any reason and the Investor still has the right to nominate such Appointee pursuant to the foregoing Section 1.1, then, subject to compliance with the proviso to the immediately preceding sentence, the Investor shall be entitled to designate a replacement Appointee, and the Company shall use reasonable best efforts to cause such replacement Appointee to be elected to the Board, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board. In the event that the Investor ceases to hold the minimum percentage of the outstanding Common Stock that entitles it to nominate the Appointee as provided above, if requested by the Board, the Investor shall use reasonable efforts to have such Appointee resign as a director. As a pre-condition to the nomination of any Appointee, if requested by the Company, such Appointee shall execute and deliver to the Board an irrevocable letter of resignation to be deemed tendered at the time the Investor is required to use reasonable best efforts to have him or her so resign.
1.3If the Investor has the right to nominate an Appointee and such proposed Appointee is not elected to the Board, the Investor shall be entitled to continue designating a replacement, subject to the terms of this Section 1.3, until such proposed designee is appointed to the Board (a “Replacement”), and the Company, the Board, and all applicable committees of the Board shall take all necessary actions, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board, to appoint such Replacements to the Board.
1.4At all times while serving as a member of the Board, each Appointee, as the case may be, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company as other directors, as amended from time to time (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all independent directors of the Company. The Company shall make available to such Appointee copies of all Company Policies not publicly available on the Company’s website. At all times while such Appointee is serving as a member of the Board, (i) such Appointee shall not disclose to the Investor or any “Affiliate” or “Associate” (as each is defined in Rule 12b-2 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Investor (collectively and individually, the “Investor Affiliates”) or any other person or entity not affiliated with the Company any confidential information of the Company, and (ii) the Investor shall not, and shall cause the

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Investor Affiliates not to, seek to obtain confidential information of the Company from any Appointee. Investor, on behalf of itself and the Investor Affiliates, agrees that neither Investor nor any Investor Affiliate may enter into any contract with the Company or any of its subsidiaries without the approval of a majority of the independent and disinterested members of the Board.
1.5Notwithstanding anything to the contrary in this Agreement, the rights and privileges set forth in this Agreement shall be personal to the Investor and may not be transferred or assigned to any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature (each, a “Person”) without the express written consent of the other party hereto; provided, that the rights and privileges of the Investor set forth in this Agreement may be transferred to a Permitted Transferee (as defined in the Subscription Agreement) that agrees to be bound by the terms of this Agreement pursuant to a written agreement in form and substance reasonably satisfactory to the Company (a “Successor Affiliate Transferee”).
1.6For purposes of this Agreement, the term “Beneficially Own” or variations thereof shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
1.7From and after the date the Investor or its Affiliates no longer have the right to appoint a Board Observer (as defined below) pursuant to the terms of the Loan Agreement and until the date Investor ceases to Beneficially Own at least five percent (5%) of the outstanding Common Stock of the Company, the Company shall cause the Investor to have the right to appoint one (1) individual as a non-voting observer to the Board (such observer, the “Board Observer”), and shall cause the Board Observer to be entitled to attend meetings of the Board and any committee of the Board and to receive all information provided to the members of the Board or its committees (including minutes of previous meetings of the Board or such committees); provided, that (i) the Board Observer shall not be entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees; and
(ii) the Board may withhold information or materials from the Board Observer and exclude the Board Observer from any meeting or portion thereof (x) if (as reasonably determined by the Board) access to such information or materials or attendance at such meeting would (A) adversely affect the attorney-client or work product privilege between the Company and its counsel or (B) result in a conflict of interest or is otherwise required to avoid any disclosure that is restricted by any agreement with another Person or (y) when such Board materials or discussion relate directly to the Company’s direct or indirect relationship, contractual or otherwise, with Investor or any of its Affiliates, or any actual or potential transactions between or involving any Company or any of its Affiliates, on the one hand, and Investor or any of its Affiliates, on the other. For the avoidance of doubt, the Board Observer (x) shall not constitute a manager and/or member of a Board committee and (y) shall not be entitled to any rights other than those provided by this Section 1.7. Notwithstanding the foregoing, the Board shall not disclose any material non-public information to the Board Observer unless prior to disclosure of such information, the Board identifies such information as being material non-public information and provides the Board Observer with the opportunity to accept or refuse to accept such material non-public information for review. The Company and the Board hereby agree that they will use commercially reasonable efforts to identify that portion of Board materials that do not contain material non-public information and that (i) all such Board materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, and (ii) by

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marking Board materials “PUBLIC,” the Board shall be deemed to have authorized the Board Observer to treat such Board materials as not containing any material non‑public information (although it may be sensitive and proprietary) with respect to the Board, the Company or its securities for purposes of United States federal and state securities laws.
2.Standstill and Voting.
2.1Except as expressly contemplated by the Subscription Agreement or the Convertible Note (as defined in the Subscription Agreement), the Investor agrees that during the period beginning on the date of this Agreement until the earlier of (a) the later of (i) the two (2) year anniversary of this Agreement, and (ii) the calendar day immediately following the date Investor ceases to Beneficially Own at least five percent (5%) of the outstanding Common Stock of the Company (the “Standstill Period”); or (b) a transaction whereby (i) any Person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the equity interests and voting power of the Company’s then outstanding equity securities, (ii) the Company effects a merger or a stock-for-stock transaction with a third party whereby immediately after the consummation of the transaction the Company’s shareholders retain less than 50% of the equity interests and voting power of the surviving entity’s then outstanding equity securities or (ii) the Company sells all or substantially all of the Company’s assets to a third party (a “Change of Control”), neither the Investor nor any of its representatives acting on its behalf will (and they will not assist or knowingly encourage others to), directly or indirectly, in any manner, without prior written approval of the Board:
2.1.1take any action, including by acquiring, or make any announcement or proposal with respect to, seeking to acquire or agreeing to acquire (directly or indirectly, whether by market purchases, private purchases, tender or exchange offer, through the acquisition of control of another person, by joining a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), through swap or hedging transactions or otherwise) any shares of Common Stock (or Beneficial Ownership thereof) or any securities convertible or exchangeable into or exercisable for any shares of Common Stock (or Beneficial Ownership thereof) (including any derivative securities or any other rights decoupled from the underlying securities of the Company) such that the Investor would Beneficially Own in excess of 40% of the Company’s outstanding Common Stock;
2.1.2(A) knowingly encourage, advise or influence any other Person or knowingly assist any third party in so encouraging, assisting or influencing any other Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter) or (B) advise, influence or encourage any Person with respect to, or effect or seek to effect, whether alone or in concert with others, the election, nomination or removal of a director other than as permitted by Section 1;
2.1.3solicit proxies or written consents of shareholders or conduct any other type of referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign) with respect to the shares of Common Stock, or from the holders of the shares of Common Stock, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of

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Schedule 14A promulgated under the Exchange Act) in or knowingly encourage or assist any third party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of Common Stock (other than any encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter);
2.1.4(A) form or join in a “group” with respect to any shares of Common Stock (other than a “group” solely consisting of the Investor or Investor Affiliates); provided, that nothing herein shall limit the ability of an Investor Affiliate to join such group following the execution of this Agreement, so long as any such Investor Affiliate agrees to be bound by the terms and conditions of this Agreement, (B) grant any proxy, consent or other authority to vote with respect to any matters to be voted on by the Company’s shareholders (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of shareholders or in accordance with Section 2.2) or (C) agree to deposit or deposit any shares of Common Stock or any securities convertible or exchangeable into or exercisable for any such shares of Common Stock in any voting trust or similar arrangement (other than (I) to the named proxies included in the Company’s proxy card for any Shareholders Meeting, (II) customary brokerage accounts, margin accounts, prime brokerage accounts and the like and (III) any agreement solely among the Investor or Investor Affiliates);
2.1.5without the approval of the Board, separately or in conjunction with any third party in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or privately) or effect any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving the Company or a material amount of the assets or businesses of the Company or actively encourage, initiate or support any other third party in any such activity; provided, however, that the Investor and Investor Affiliates shall be permitted to (i) sell or tender their shares of Common Stock, and otherwise receive consideration, pursuant to any such transaction and (ii) vote on any such transaction in accordance with Section 2.2;
2.1.6present at any annual meeting or any special meeting of the Company’s shareholders any proposal for consideration for action by the shareholders;
2.1.7other than through non-public communications with the Company that would not reasonably be expected to trigger public disclosure obligations for any party, take any action in support of or make any proposal or request that constitutes: (A) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company;
(B) any other material change in the Company’s management, business or corporate structure; (C) seeking to have the Company waive or make amendments or modifications to the Company’s Amended and Restated Charter (except as set forth in Section 1) or the Amended and Restated Bylaws of the Company, or other actions that may impede or facilitate the acquisition of control of the Company by any person; (D) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (E) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

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2.1.8encourage, participate in or enter into any agreements, arrangements or understandings with respect to, the taking of any actions by any other Person in connection with the foregoing that is prohibited to be taken by the Investor; or
2.1.9request that the Company, directly or indirectly, amend or waive any provision of this Section 2 (including this Section 2.1.9), other than through non-public communications with the Company that would not reasonably be expected to trigger public disclosure obligations for any party.
The foregoing provisions of this Section 2.1 shall not be deemed to prevent the Investor from (i) communicating privately with the Board or any of the Company’s senior officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require the Company or the Investor to make public disclosure with respect thereto, (ii) communicating privately with shareholders of the Company and others in a manner that does not otherwise violate this Section 2.1, (iii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over the Investor, or (iv) taking any action to enforce the Investor’s rights hereunder or remedies with respect thereto. Furthermore, for the avoidance of doubt, nothing in this Agreement shall be deemed to restrict in any way the Appointee or a Replacement in the exercise of his or her fiduciary duties under applicable law as a director of the Company.
2.2At any meeting of the Company’s shareholders during the Standstill Period (as defined below) (whether annual or special and whether by vote or by written consent) (each a “Shareholder Meeting”), the Investor shall vote all shares of Common Stock Beneficially Owned by the Investor in accordance with the recommendation of the Board with respect to (i) the election, removal and/or replacement of directors (a “Director Proposal”), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm and (iii) any other proposal submitted to the Company’s shareholders at a Shareholder Meeting, in each case as such recommendation of the Board is set forth in the applicable definitive proxy statement filed in respect thereof; provided, however, that in the event either Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) make a recommendation that differs from the recommendation of the Board with respect to any proposal submitted to the shareholders at any Shareholder Meeting (other than Director Proposals), the Investor is permitted to vote the shares of Common Stock Beneficially Owned by the Investor at such Shareholder Meeting in accordance with the ISS and Glass Lewis recommendation; provided, further, that the Investor shall be entitled to vote the shares of Common Stock Beneficially Owned by the Investor in its sole discretion with respect to any proposal relating to: (A) any transaction that would constitute Change of Control, (B) the adoption, amendment or modification of a stock incentive plan or management compensation plan or (C) the issuance of any equity interests or securities requiring shareholder approval, pursuant to Nasdaq listing requirements, or otherwise.
2.3During the Standstill Period, in the event that the size of the Board is increased, the Investor shall have the right to maintain pro rata representation on the Board. Specifically, if the Board size is increased, the Investor shall be entitled to appoint a number of directors equal to forty percent (40%) of the total number of directors then in office, rounded up to the nearest whole number.

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3.Registration Rights.
3.1Registration Statements.
3.1.1At any time after the date that is ninety (90) days immediately following the date the Common Stock is issued pursuant to the Subscription Agreement, Investor may request registration of the Registrable Securities with the SEC, which request will specify the number of Registrable Securities intended to be offered and sold and the intended method of disposition of such Registrable Securities, provided that if such request is made with respect to less than all of the Registrable Securities then held by Investor, the Company shall not be obligated to effect an Initial Registration Statement pursuant to this paragraph more than once within any ninety (90) day period. Such registration shall be on Form S-3 (the “Initial Registration Statement”) (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) and the Company shall file the Initial Registration Statement as soon as reasonably practicable, but in no event later than thirty (30) days following receipt of such request. The Company shall effect the registration, qualifications and compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as practicable after the filing thereof. The Company shall replace any Initial Registration Statement at or before expiration with a successor effective registration statement on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) to the extent the Investor holds any Registrable Securities. In the event the SEC informs the Company that all of the Registrable Securities intended to be registered on such Initial Registration Statement cannot, as a result of the application of SEC Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly
(a) inform Investor or its transferees that are holders of Registrable Securities under this Agreement and that have agreed to the provisions of this Agreement (Investor and such other transferees, each a “Holder”), (b) use its reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (c) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of such Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses
(b) or (c) above, the Company will use its reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

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3.1.2At any time and from time to time while any Registration Statement is in effect, any Holder or group of Holders, as the case may be (each, in such case, a “Takedown Holder”) with Registrable Securities included on such Registration Statement may request to sell all or any portion of its Registrable Securities included thereon in a Public Offering, including an Underwritten Shelf Takedown, that is registered pursuant to such Registration Statement (a “Shelf Takedown”). Any requests for a Shelf Takedown pursuant to this Section 3.1.2 shall be made by giving prior written notice to the Company (a “Shelf Takedown Request”). The Shelf Takedown Request shall specify the approximate number of Registrable Securities to be sold in the Shelf Takedown. Notwithstanding anything to the contrary set forth herein, the Company shall be obligated to effect more than three Underwritten Shelf Takedowns, and shall not be obligated to effect any Underwritten Shelf Takedown unless the anticipated gross proceeds of such underwritten offering is not less than three million dollars ($3,000,000) (unless the Holders are proposing to sell all of their remaining Registrable Securities).
3.1.3Promptly upon receipt of a Shelf Takedown Request for any Underwritten Shelf Takedown, the Company shall give written notice of the requested Shelf Takedown (the “Shelf Takedown Offer Notice”) to all other Holders with Registrable Securities included on such Shelf Registration Statement and, subject to the provisions of Section 3.1.7 hereof, shall include in the Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) business days after the date the Shelf Takedown Offer Notice is given. The request of any Holder (including any Takedown Holder) to participate in an Underwritten Shelf Takedown shall be binding on such Holder. The Company shall, as promptly as reasonably practicable (and in any event within ten
(10) business days after the receipt of a Shelf Takedown Request), use reasonable efforts to facilitate such Shelf Takedown. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Takedown Offer Notice and shall not disclose or use the information contained in such Shelf Takedown Offer Notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. Notwithstanding the foregoing, if such Shelf Takedown involves an Underwritten Public Offering, no Holder may participate in any Shelf Takedown unless such Holder agrees to sell their Registrable Securities to the underwriters (if any) selected as provided in Section 3.1.6 on the same terms and conditions as apply to the Takedown Holders.
3.1.4Notwithstanding the foregoing, if any Takedown Holder(s) whose Registrable Securities are included in the Shelf Registration Statement wish to engage in a Block Sale, then notwithstanding the foregoing time periods, such Takedown Holder(s) shall notify the Company and the other Holders of the Block Sale two (2) full business days prior to the date such offering is to commence, and such other Holders must elect whether or not to participate by the next business day (i.e., one (1) business day prior to the date such offering is to commence), and the Company shall as promptly as reasonably practicable use reasonable efforts to facilitate such offering (which may close as early as two (2) business days after the date it commences).
3.1.5The Company may, upon giving prompt written notice of such action to the Holders of Registrable Securities registered (or proposed to be registered) thereunder, defer or suspend the continued use of a Registration Statement (a “Shelf Suspension”) for a period of up to ninety (90) days if (A) the Board determines in good faith that the offer or sale of any

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Registrable Securities would materially impede, delay or interfere with any proposed or planned material financing, material acquisition, corporate reorganization, offer or sale of securities or other similar material transaction involving the Company or any of its subsidiaries, or (B) (i) upon advice of counsel for the Company, the sale of Registrable Securities pursuant to the Shelf Takedown Request would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (ii) either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure of such non-public material information would have a material adverse effect on the Company or the Company’s ability to consummate such transaction. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above; provided, that the Company may defer or suspend the continued use of a particular Registration Statement pursuant to this Section 3.1.5 no more than twice in any twelve (12) month period, and for no more than ninety (90) days in the aggregate during any twelve (12) month period. The Company shall promptly notify the Holders of Registrable Securities registered (or proposed to be registered) pursuant to the applicable Registration Statement in writing upon the termination of any Shelf Suspension, and shall, as promptly as reasonably practicable, amend or supplement any applicable prospectus, if necessary, so it does not contain any untrue statement or omission.
3.1.6In connection with any Underwritten Public Offering conducted pursuant to this Section 3.1, the Holders of a majority of the Registrable Securities to be included in such offering shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.
3.1.7If the managing underwriters of a proposed Underwritten Shelf Takedown advise the Company in writing that in their opinion the number of securities requested to be included in such Underwritten Shelf Takedown creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such Underwritten Shelf Takedown all registrable securities requested to be sold by Holders which, in the opinion of the managing underwriters, can be sold without having the adverse effect described above (allocated, if necessary, on a pro rata basis based on the total number of Registrable Securities held by such Holders).
3.1.8All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 3.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of each Holder shall be borne by such Holder on the basis of the number of securities so registered.
3.2Company Obligations. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance.
3.2.1At its expense the Company shall:

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(a)use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to a Holder, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (A) the date on which all Registrable Securities have been sold or (B) the date all Common Stock held by such Holder may be sold under SEC Rule 144 without being subject to any volume, manner of sale or publicly available information requirements. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”
(b)advise the Holders as reasonably promptly as possible:
(i)when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
(ii)of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
(iii)of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(iv)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(v)of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;
(c)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(d)if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one (1) copy of each Registration Statement and each post- effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;
(e)during the Registration Period, promptly deliver to each such Holder, at such Holder’s cost and expense, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing;

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(f)prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;
(g)otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;
(h)use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which Common Stock issued by the Company have been listed;
(i)in connection with an Underwritten Public Offering, enter into customary agreements (including an underwriting agreement in customary form), and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company shall make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Holders of a majority of the Registrable Securities being registered, or the managing underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities. In the event an Underwritten Public Offering is not consummated because any condition to the obligations under any related written agreement with the underwriters is not met or waived, and such failure to be met or waived is not attributable to the fault of any Holder, such Underwritten Public Offering will not count for purposes of determining when future Shelf Takedowns may be requested by such Holder hereunder;
(j)cause to be furnished to each Holder and each underwriter, if any, in each case, participating in a disposition pursuant to any Registration Statement a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions and negative assurance letter of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as such Holders holding a majority of such Registrable Securities in the applicable registration or the managing underwriter therefor reasonably requests; provided, that if the Company fails to obtain such opinion(s), negative assurance letter or comfort letter and the relevant offering is abandoned, then such offering will not count for purposes of determining when future Shelf Takedowns may be requested by Holders hereunder;

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(k)cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings to be made with FINRA;
(l)have its appropriate officers prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and otherwise use their commercially reasonable efforts to cooperate as requested by the underwriters in the offering, marketing and selling of the Registrable Securities;
(m)in the case of a Block Sale or other Underwritten Public Offering, use commercially reasonable efforts to cause each director and executive officer of the Company to enter into customary lock-up agreements if so required by the managing Underwriter in accordance with customary underwriting practice; and
(n)use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under SEC Rule 144.
3.2.2So long as the Holders own Registrable Securities, the Company shall use commercially reasonable efforts to continue the listing and trading of the Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.
3.3Indemnification.
3.3.1To the extent permitted by law, the Company shall indemnify each Holder, such Holder’s officers, directors, managers, employees, partners, stockholders, members, trustees, Affiliates, agents and representatives, and any successors and assigns thereof, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 3.3.3 below), arising out of or based on any untrue statement (or alleged untrue statement) by the Company of a material fact contained in any registration statement, prospectus, free writing prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by such Holder for use in preparation of any registration statement, prospectus, amendment or supplement; provided further, that the Company will not be liable in any such case to the extent the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and

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agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time any Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder if a copy of a Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.
3.3.2Each Holder will indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 3.3.3 below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, free writing prospectus or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each other Person controlling the Company for reasonable and documented legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in any registration statement, prospectus, amendment or supplement; provided that such indemnity shall not inure to the benefit of the Company and its controlling Persons to the extent that such claim, loss, damage or liability results from the fact that a copy of the prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability.
3.3.3Each party entitled to indemnification under this Section 3.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its

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defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
3.3.4If the indemnification provided for in this Section 3.3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
3.4Holder Obligations.
3.4.1Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 3.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
3.4.2Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 3.1 during no more than two periods of no more than 30 calendar days each during any 12-month period to the extent that the Board determines in good faith that the sale of Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.
3.4.3As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a customary registration statement questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Section 3.

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3.4.4Each Holder hereby covenants with the Company (a) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (b) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.
3.5Piggyback Registrations.
3.5.1For a period following the issuance of Common Stock pursuant to the Subscription Agreement until Investor and its Affiliates, directly or indirectly, Beneficially Own less than five percent (5%) of the Company’s outstanding Common Stock, whenever the Company proposes to register the issuance or sale of any of its Common Stock under the Securities Act for its own account or otherwise, and the registration form to be used by the Company may be used for the registration of the resale of Registrable Securities (each, a “Piggyback Registration”) (except for the registrations on Form S-8 or Form S-4 or any successor form thereto) (a “Piggyback Registration Statement”), the Company will give written notice of the filing of such registration statement to the Holders and will use reasonable efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 3.5.2 and 3.5.3 below) with respect to which the Company has received written requests for inclusion, which request shall specify the number of such Registrable Securities desired to be registered and be delivered within fifteen (15) days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration Statement at any time in its sole discretion.
3.5.2If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of the primary securities will be reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the managing underwriter and the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include: (i) first, any securities that the Company proposes to sell, and (ii) second, on a pro rata basis based on the total number of Registrable Securities held by such Holders, any Registrable Securities proposed to be sold by the Holders.
3.5.3If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such registration, on a pro rata basis based on the total number of Registrable Securities held by such Holders, any Registrable Securities proposed to be sold by the Holders.

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3.5.4In connection with any underwritten Piggyback Registration initiated by the Company, the Company shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.
3.5.5All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 3.5.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of each Holder pursuant to Section 3.5.1 shall be borne by such Holder on the basis of the number of securities so registered.
3.6Waiver. The rights of the Holders under any provision of this Section 3 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by Investor or Holders holding a majority of the Registrable Securities outstanding at such time.
3.7Definitions. For purposes of this Section 3:
3.7.1“Block Sale” means an Underwritten Public Offering not involving any “road show” or other substantial marketing efforts by the underwriters, which is commonly known as a “block trade.”
3.7.2“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any successor form).
3.7.3“Registrable Securities” means the shares of Common Stock purchased by Investor pursuant to the Subscription Agreement or Convertible Note and shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of such shares; provided, however, that securities shall cease to be Registrable Securities if they (a) have been disposed of pursuant to a registration statement declared effective by the SEC, (b) have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (c) are transferred by a Holder in violation of this Agreement or any transfer restrictions set forth in the Subscription Agreement or Convertible Note.
3.7.4“Registration Expenses” means (a) all expenses incurred by the Company in complying with Section 3.1 and/or Section 3.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, and (b) fees and expenses of one counsel for all Holders, which fees under this clause (b) shall not exceed $30,000 with respect to any particular registration hereunder.
3.7.5“Registration Statement” means the Initial Registration Statement, any New Registration Statement, any Remainder Registration Statement, or any Remainder Additional Registration Statement.

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3.7.6“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and all fees and expenses of legal counsel for any Holder in excess of the amount set forth in clause (b) of the definition of Registration Expenses.
3.7.7“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or Block Sale to a financial institution conducted as an underwritten Public Offering.
3.7.8“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Registration Statement.
4.Non-Disparagement. During the Standstill Period, (a) the Investor shall not, and shall cause its directors, officers, partners, members, employees, agents (in each case, acting in such capacity) and Affiliates not to make, or cause to be made, by press release or other public statement to the press or media, any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages (as distinct from objective statements reflecting business criticism), the Company, its officers or its directors or any person who has served as an officer or director of the Company in the past and (b) the Company shall not, and shall cause its directors, officers, partners, members, employees, agents (in each case, acting in such capacity) and Affiliates not to, make, or cause to be made, by press release or other public statement to the press or media, any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages (as distinct from objective statements reflecting business criticism), the Investor. The foregoing shall not prevent the making of any factual statement including in any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with purported jurisdiction over the party from whom information is sought.
5.Director Information. As a condition to the Appointee’s or the Replacement’s appointment to the Board and any subsequent nomination for election as a director at a subsequent Annual Meeting, the Appointee (including any Replacement, as the case may be) will provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and will consent to appropriate background checks, to the extent, in each case, consistent with the information and background checks required by the Company in accordance with past practice with respect to other members of the Board. If, following the completion of the Company’s initial background review process, the Board learns that the Appointee (including any Replacement, as the case may be) has committed, been indicted or charged with, or made a plea of nolo contendre to a felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, then the Board may request

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that the Appointee or the Replacement, as the case may be, resign from the Board and, in such case, the resulting vacancy shall be filled in the manner set forth in Section 1.3 of this Agreement.
6.Representations and Warranties.
6.1The Company represents and warrants to the Investor that: (a) the Company has the requisite corporate power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it hereto and thereto; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
6.2The Investor represents and warrants to the Company that: (a) the Investor and the authorized signatory of the Investor set forth on the signature page hereto has the requisite power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it hereto and thereto; (b) this Agreement has been duly authorized, executed and delivered by the Investor, constitutes a valid and binding obligation and agreement of the Investor and is enforceable against the Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by the Investor does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Investor or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Investor is a party or by which it is bound; and (d) as of the date of this Agreement, (i) the Investor has no equity interest in, or rights or securities to acquire through exercise, conversion or otherwise, any equity interest in the Company except pursuant to the Subscription Agreement and Convertible Note (as defined in the Subscription Agreement) and (iii) the Investor is not a party to any swap or hedging transactions or other derivative agreements of any nature with respect to any shares of Common Stock.
7.Expenses. Except as otherwise set forth herein, in the Subscription Agreement or the Loan Agreement (as defined in the Subscription Agreement), each Party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the

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future by such Party in connection with, relating to or resulting from such Party’s efforts and actions, and any preparations therefor, prior to the execution and delivery of this Agreement.
8.Amendment in Writing. This Agreement and each of its terms may only be amended, waived, supplemented or modified in a writing signed by the signatories hereto.
9.Governing Law/Venue/Waiver of Jury Trial/Jurisdiction.
9.1This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.
9.2Any dispute relating hereto shall be heard first in the Chancery Court for the State of Delaware or, if unavailable, the federal court in the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from such courts may validly be taken (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. The parties hereto further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and each of the foregoing parties hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such party may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.
9.3The parties hereto further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.
9.4Process in any such proceeding may be served on any party hereto with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 14 shall be deemed effective service of process on such Person.
9.5Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
10.Specific Performance. The Parties expressly agree that an actual or threatened breach of this Agreement by any Party will give rise to irreparable injury that cannot adequately

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be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each Party shall be entitled to a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief. Each of the Parties agrees to waive any requirement for the security or posting of any bond in connection with any such relief.
11.Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
12.Non-Waiver. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
13.Entire Agreement. This Agreement constitutes the full, complete and entire understanding, agreement, and arrangement of and between the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, agreements and arrangements between them. There are no other agreements, covenants, promises or arrangements between the Parties other than those set forth in this Agreement (including the attachments hereto).
14.Notice. All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed validly given, made or served, when delivered in person or sent by overnight courier, when actually received during normal business hours, or upon confirmation of receipt when sent by e-mail (provided that such confirmation is not automatically generated), at the address specified in this Section 14:
If to the Company:

Kirkland’s, Inc.
5310 Maryland Way
Brentwood, Tennessee 37027
Attention: Amy Sullivan, President, Chief Executive Officer E-mail:    Amy.Sullivan@kirklands.com
with a copy, which will not constitute notice, to: Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201 Attention: John Fuller
Email:    jfuller@bassberry.com If to the Investor:

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Beyond, Inc.
799 W. Coliseum Way Midvale, UT 84047 Attention: E. Glen Nickle, Chief Legal Officer Email:    gnickle@beyond.com
with a copy, which will not constitute notice, to: Latham & Watkins LLP
330 North Wabash Avenue Chicago, Illinois 60611
Attention: Zachary Judd; Matthew Galligan Email:    zachary.judd@lw.com
matthew.galligan@lw.com
15.Further Assurances. The Investor and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.
16.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Any purported transfer requiring consent without such consent shall be void.
17.No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.
18.Interpretation. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.
19.Counterparts. This Agreement may be executed by the Parties in separate counterparts (including by fax, jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

[The remainder of this page is left blank intentionally.]

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IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date set forth below.
Dated: October 21 , 2024
KIRKLAND'S INC.

By:    /s/ Amy E. Sullivan
Name: Amy E. Sullivan
Title:    President

BEYOND INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date set forth below.
Dated: October 21, 2024
KIRKLAND'S, INC.

By:
Name:
Title:

BEYOND, INC.

By:    /s/ Marcus Lemonis
Name: Marcus Lemonis
Title:    Executive Chairman

[Signature Page to Investor Rights Agreement]